                                                                     EXHIBIT 4.4

This instrument was prepared by,
and when recorded should be
returned to:

Richard W. Astle
Sidley Austin Brown & Wood
Bank One Plaza
10 South Dearborn Street
Chicago, Illinois 60603




                             SUPPLEMENTAL INDENTURE

                                   ----------

                          Dated as of January 13, 2003
                                   ----------

                           COMMONWEALTH EDISON COMPANY

                                       to

                            BNY MIDWEST TRUST COMPANY

                                       and

                                  D. G. DONOVAN

             Trustees under Mortgage Dated July 1, 1923, and Certain
                         Indentures Supplemental Thereto

                                   ----------

                            Providing for Issuance of

                     FIRST MORTGAGE 3.700% BONDS, SERIES 99
                              DUE FEBRUARY 1, 2008

                                       and

                     FIRST MORTGAGE 5.875% BONDS, SERIES 100
                              DUE FEBRUARY 1, 2033

THIS SUPPLEMENTAL INDENTURE, dated as of January 13, 2003, between COMMONWEALTH EDISON COMPANY, a corporation organized and existing under the laws of the State of Illinois (hereinafter called the "Company") having an address at 10 South Dearborn Street, 37th floor, Chicago, Illinois 60603, party of the first part, and BNY MIDWEST TRUST COMPANY, a trust company organized and existing under the laws of the State of Illinois having an address at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, and D.G. Donovan, an individual having an address at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, as Trustee and Co-Trustee, respectively, under the Mortgage of the Company dated July 1, 1923, as amended and supplemented by Supplemental Indenture dated August 1, 1944 and the subsequent supplemental indentures hereinafter mentioned, parties of the second part (said Trustee being hereinafter called the "Trustee", the Trustee and said Co-Trustee being hereinafter together called the "Trustees", and said Mortgage dated July 1, 1923, as amended and supplemented by said Supplemental Indenture dated August 1, 1944 and subsequent supplemental indentures, being hereinafter called the "Mortgage"),

                              W I T N E S S E T H:

           WHEREAS, the Company duly executed and delivered the Mortgage to provide for the issue of, and to secure, its bonds, issuable in series and without limit as to principal amount except as provided in the Mortgage; and

           WHEREAS, the Company from time to time has executed and delivered supplemental indentures to the Mortgage to provide for (i) the creation of additional series of bonds secured by the Mortgage, (ii) the amendment of certain of the terms and provisions of the Mortgage and (iii) the confirmation of the lien of the Mortgage upon property of the Company, such supplemental indentures that are currently effective and the respective dates, parties thereto and purposes thereof, being as follows:

    SUPPLEMENTAL
    INDENTURE DATE                  PARTIES                                                 PROVIDING FOR
    August 1, 1944                  Company to Continental Illinois National Bank and       Amendment and restatement of Mortgage
                                    Trust Company of Chicago and Edmond B. Stofft, as       dated July 1, 1923
                                    Trustee and Co-Trustee

    August 1, 1946                  Company to Continental Illinois National Bank and       Confirmation of mortgage lien
                                    Trust Company of Chicago and Edmond B. Stofft, as
                                    Trustee and Co-Trustee

    April 1, 1953                   Company to Continental Illinois National Bank and       Confirmation of mortgage lien
                                    Trust Company of Chicago and Edmond B. Stofft, as
                                    Trustee and Co-Trustee

    March 31, 1967                  Company to Continental Illinois National Bank and       Confirmation of mortgage lien
                                    Trust Company of Chicago and Edward J. Friedrich, as
                                    Trustee and Co-Trustee

    SUPPLEMENTAL
    INDENTURE DATE                  PARTIES                                                 PROVIDING FOR

    April 1, 1967                   Company to Continental Illinois National Bank and       Amendment of Sections 3.01, 3.02, 3.05
                                    Trust Company of Chicago and Edward J. Friedrich, as    and 3.14 of the Mortgage and issuance of
                                    Trustee and Co-Trustee                                  First Mortgage 5-3/8% Bonds, Series Y

    February 28, 1969               Company to Continental Illinois National Bank and       Confirmation of mortgage lien
                                    Trust Company of Chicago and Donald W. Alfvin, as
                                    Trustee and Co-Trustee

    May 29, 1970                    Company to Continental Illinois National Bank and       Confirmation of mortgage lien
                                    Trust Company of Chicago and Donald W. Alfvin, as
                                    Trustee and Co-Trustee

    June 1, 1971                    Company to Continental Illinois National Bank and       Confirmation of mortgage lien
                                    Trust Company of Chicago and Donald W. Alfvin, as
                                    Trustee and Co-Trustee

    April 1, 1972                   Company to Continental Illinois National Bank and       Confirmation of mortgage lien
                                    Trust Company of Chicago and Donald W. Alfvin, as
                                    Trustee and Co-Trustee

    May 31, 1972                    Company to Continental Illinois National Bank and       Confirmation of mortgage lien
                                    Trust Company of Chicago and Donald W. Alfvin, as
                                    Trustee and Co-Trustee

    June 15, 1973                   Company to Continental Illinois National Bank and       Confirmation of mortgage lien
                                    Trust Company of Chicago and Donald W. Alfvin, as
                                    Trustee and Co-Trustee

    May 31, 1974                    Company to Continental Illinois National Bank and       Confirmation of mortgage lien
                                    Trust Company of Chicago and Donald W. Alfvin, as
                                    Trustee and Co-Trustee

    June 13, 1975                   Company to Continental Illinois National Bank and       Confirmation of mortgage lien
                                    Trust Company of Chicago and Donald W. Alfvin, as
                                    Trustee and Co-Trustee

    May 28, 1976                    Company to Continental Illinois National Bank and       Confirmation of mortgage lien
                                    Trust Company of Chicago and Donald W. Alfvin, as
                                    Trustee and Co-Trustee

    June 3, 1977                    Company to Continental Illinois National Bank and       Confirmation of mortgage lien
                                    Trust Company of Chicago and Donald W. Alfvin, as
                                    Trustee and Co-Trustee

    May 17, 1978                    Company to Continental Illinois National Bank and       Confirmation of mortgage lien
                                    Trust Company of Chicago and Donald W. Alfvin, as
                                    Trustee and Co-Trustee

    August 31, 1978                 Company to Continental Illinois National Bank and       Confirmation of mortgage lien
                                    Trust Company of Chicago and Donald W. Alfvin, as
                                    Trustee and Co-Trustee

    SUPPLEMENTAL
    INDENTURE DATE                  PARTIES                                                 PROVIDING FOR

    June 18, 1979                   Company to Continental Illinois National Bank and       Confirmation of mortgage lien
                                    Trust Company of Chicago and Donald W. Alfvin, as
                                    Trustee and Co-Trustee

    June 20, 1980                   Company to Continental Illinois National Bank and       Confirmation of mortgage lien
                                    Trust Company of Chicago and Donald W. Alfvin, as
                                    Trustee and Co-Trustee

    April 16, 1981                  Company to Continental Illinois National Bank and       Confirmation of mortgage lien
                                    Trust Company of Chicago and Donald W. Alfvin, as
                                    Trustee and Co-Trustee

    April 30, 1982                  Company to Continental Illinois National Bank and       Confirmation of mortgage lien
                                    Trust Company of Chicago and Donald W. Alfvin, as
                                    Trustee and Co-Trustee

    April 15, 1983                  Company to Continental Illinois National Bank and       Confirmation of mortgage lien
                                    Trust Company of Chicago and Donald W. Alfvin, as
                                    Trustee and Co-Trustee

    April 13, 1984                  Company to Continental Illinois National Bank and       Confirmation of mortgage lien
                                    Trust Company of Chicago and Donald W. Alfvin, as
                                    Trustee and Co-Trustee

    April 15, 1985                  Company to Continental Illinois National Bank and       Confirmation of mortgage lien
                                    Trust Company of Chicago and Donald W. Alfvin, as
                                    Trustee and Co-Trustee

    April 15, 1986                  Company to Continental Illinois National Bank and       Confirmation of mortgage lien
                                    Trust Company of Chicago and M.J. Kruger, as Trustee
                                    and Co-Trustee

    June 15, 1990                   Company to Continental Bank, National Association and   Issuance of First Mortgage 9-7/8% Bonds,
                                    M.J. Kruger, as Trustee and Co-Trustee                  Series 75

    October 1, 1991                 Company to Continental Bank, National Association and   Issuance of First Mortgage 8-1/4% Bonds,
                                    M.J. Kruger, as Trustee and Co-Trustee                  Series 76 and First Mortgage 8-7/8%
                                                                                            Bonds, Series 77
    October 15, 1991                Company to Continental Bank, National Association and   Issuance of First Mortgage 8-3/8% Bonds,
                                    M.J. Kruger, as Trustee and Co-Trustee                  Series 78 and First Mortgage 9-1/8%
                                                                                            Bonds, Series 79
    May 15, 1992                    Company to Continental Bank, National Association and   Issuance of First Mortgage 6-1/8% Bonds,
                                    M.J. Kruger, as Trustee and Co-Trustee                  Series 82 and First Mortgage 8% Bonds,
                                                                                            Series 83
    September 15, 1992              Company to Continental Bank, National Association and   Issuance of First Mortgage 7-3/8% Bonds,
                                    M.J. Kruger, as Trustee and Co-Trustee                  Series 85 and First Mortgage 8-3/8%

    SUPPLEMENTAL
    INDENTURE DATE                  PARTIES                                                 PROVIDING FOR

    February 1, 1993                Company to Continental Bank, National Association and   Issuance of First Mortgage 8-3/8% Bonds,
                                    M.J. Kruger, as Trustee and Co-Trustee                  Series 88

    April 1, 1993                   Company to Continental Bank, National Association and   Issuance of First Mortgage 6-1/2% Bonds,
                                    M.J. Kruger, as Trustee and Co-Trustee                  Series 90 and First Mortgage 8% Bonds,
                                                                                            Series 91
    April 15, 1993                  Company to Continental Bank, National Association and   Issuance of First Mortgage 7-5/8% Bonds,
                                    M.J. Kruger, as Trustee and Co-Trustee                  Series 92

    June 15, 1993                   Company to Continental Bank, National Association and   Issuance of First Mortgage 7% Bonds,
                                    M.J. Kruger, as Trustee and Co-Trustee                  Series 93 and First Mortgage 7-1/2%
                                                                                            Bonds, Series 94
    July 15, 1993                   Company to Continental Bank, National Association and   Issuance of First Mortgage 6-5/8% Bonds,
                                    M.J. Kruger, as Trustee and Co-Trustee                  Series 96 and First Mortgage 7-3/4%
                                                                                            Bonds, Series 97

    January 15, 1994                Company to Continental Bank, National Association and   Issuance of First Mortgage Bonds,
                                    M.J. Kruger, as Trustee and Co-Trustee                  Pollution Control Series 1994A, 1994B
                                                                                            and 1994C
    December 1, 1994                Company to Bank of America Illinois and Robert J.       Issuance of First Mortgage Bonds,
                                    Donahue, as Trustee and Co-Trustee                      Pollution Control Series 1994D

    June 1, 1996                    Company to Harris Trust and Savings Bank and D.G.       Issuance of First Mortgage Bonds,
                                    Donovan, as Trustee and Co-Trustee                      Pollution Control Series 1996A and 1996B

    March 1, 2002                   Company to BNY Midwest Trust Company and D.G.           Issuance of unregistered First Mortgage
                                    Donovan, as Trustee and Co-Trustee                      6.15% Bonds, Series 98

    May 20, 2002                    Company to BNY Midwest Trust Company and D.G.           Issuance of First Mortgage Bonds,
                                    Donovan, as Trustee and Co-Trustee                      Pollution Control Series 2002

    June 1, 2002                    Company to BNY Midwest Trust Company and D.G.           Issuance of additional unregistered
                                    Donovan, as Trustee and Co-Trustee                      First Mortgage 6.15% Bonds, Series 98

    October 7, 2002                 Company to BNY Midwest Trust Company and D.G.           Issuance of registered First Mortgage
                                    Donovan, as Trustee and Co-Trustee                      6.15% Bonds, Series 98 in exchange for
                                                                                            unregistered First Mortgage 6.15% Bonds,
                                                                                            Series 98

           WHEREAS, the respective designations, maturity dates and principal amounts of the bonds of each series presently outstanding under, and secured by, the Mortgage and the several supplemental indentures above referred to, are as follows:

            DESIGNATION                                         MATURITY DATE                    PRINCIPAL AMOUNT
First Mortgage 9-7/8% Bonds, Series 75                          June 15, 2020                      $   54,171,000

First Mortgage 8-1/4% Bonds, Series 76                          October 1, 2006                       100,000,000

First Mortgage 8-3/8% Bonds, Series 78                          October 15, 2006                      125,000,000

First Mortgage 8% Bonds, Series 83                              May 15, 2008                          140,000,000

First Mortgage 8-3/8% Bonds, Series 88                          February 15, 2023                     235,950,000

First Mortgage 8% Bonds, Series 91                              April 15, 2023                        160,000,000

First Mortgage 7-5/8% Bonds, Series 92                          April 15, 2013                        218,500,000

First Mortgage 7% Bonds, Series 93                              July 1, 2005                          225,000,000

First Mortgage 7-1/2% Bonds, Series 94                          July 1, 2013                          147,000,000

First Mortgage 6-5/8% Bonds, Series 96                          July 15, 2003                         100,000,000

First Mortgage 7-3/4% Bonds, Series 97                          July 15, 2023                         150,000,000

First Mortgage 5.3% Bonds, Pollution Control Series 1994A       January 15, 2004                       26,000,000

First Mortgage 5.7% Bonds, Pollution Control Series 1994B       January 15, 2009                       20,000,000

First Mortgage 5.85% Bonds, Pollution Control Series 1994C      January 15, 2014                       20,000,000

First Mortgage 6.75% Bonds, Pollution Control Series 1994D      March 1, 2015                          91,000,000

First Mortgage 4.4% Bonds, Pollution Control Series 1996A       December 1, 2006                      110,000,000

First Mortgage 4.4% Bonds, Pollution Control Series 1996B       December 1, 2006                       89,400,000

First Mortgage 6.15% Bonds, Series 98                           March 15, 2012                        600,000,000

First Mortgage Bonds, Pollution Control Series 2002             April 15, 2013                        100,000,000
                                                                                           -----------------------
                                                                Total                              $2,712,021,000
                                                                                           =======================

           WHEREAS, the Mortgage provides for the issuance from time to time thereunder, in series, of bonds of the Company for the purposes and subject to the limitations therein specified; and

           WHEREAS, the Company desires, by this Supplemental Indenture, to create two additional series of bonds to be issuable under the Mortgage, such bonds to be designated "First Mortgage 3.700% Bonds, Series 99" (hereinafter called the "bonds of Series 99") and "First Mortgage 5.875% Bonds, Series 100" (hereinafter called the "bonds of Series 100") and the terms and provisions to be contained in the bonds of Series 99 and the bonds of Series 100, respectively or to be otherwise applicable thereto to be as set forth in this Supplemental Indenture; and

           WHEREAS, the bonds of Series 99 and the Trustee's certificate to be endorsed thereon and the bonds of Series 100 and the Trustee's certificate to be endorsed thereon shall be substantially in the form of the General Form of Registered Bond Without Coupons and the form of the General Form of Trustee's Certificate set forth in Section 3.05 of the Supplemental Indenture dated August 1, 1944 to the Mortgage with such appropriate insertions, omissions and variations in order to express the designations, dates, maturity dates, annual interest rates, record dates for, and dates of, payment of interest, denominations, terms of redemption and redemption prices, and other terms and characteristics authorized or permitted by the Mortgage or not inconsistent therewith; and

           WHEREAS, the Company is legally empowered and has been duly authorized by the necessary corporate action and by orders of the Illinois Commerce Commission to make, execute and deliver this Supplemental Indenture, and to create, as an additional series of bonds of the Company, the bonds of Series 99 and the bonds of Series 100, and all acts and things whatsoever necessary to make this Supplemental Indenture, when executed and delivered by the Company and the Trustees, a valid, binding and legal instrument, and to make the bonds of Series 99 and the bonds of Series 100, when authenticated by the Trustee and issued as in the Mortgage and in this Supplemental Indenture provided, the valid, binding and legal obligations of the Company, entitled in all respects to the security of the Mortgage, as amended and supplemented, have been done and performed;

           NOW, THEREFORE, in consideration of the premises and of the sum of one dollar duly paid by the Trustees to the Company, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

           SECTION 1. DESIGNATION AND ISSUANCE OF BONDS OF SERIES 99 AND BONDS OF SERIES 100. The bonds of Series 99 shall, as hereinbefore recited, be designated as the Company's "First Mortgage 3.700% Bonds, Series 99." The bonds of Series 100 shall, as hereinbefore recited, be designated as the Company's "First Mortgage 5.875% Bonds, Series 100." Subject to the provisions of the Mortgage, the bonds of Series 99 and the bonds of Series 100 shall be issuable without limitation as to the aggregate principal amount thereof.

           SECTION 2. FORMS, DATES, MATURITY DATES, INTEREST RATES AND INTEREST PAYMENT DATES OF BONDS OF SERIES 99 AND BONDS OF SERIES 100. (a) The definitive bonds of Series 99 and the definitive bonds of Series 100 shall be in engraved, lithographed, printed or typewritten form and shall be registered bonds without coupons; and such bonds and the Trustee's certificate to be endorsed thereon shall be substantially in the forms hereinbefore recited, respectively. The bonds of Series 99 and the bonds of Series 100 shall be dated as provided in
Section 3.01 of the Mortgage, as amended by Supplemental Indenture dated April 1, 1967.

           (b) The bonds of Series 99 shall mature on February 1, 2008. The bonds of Series 100 shall mature on February 1, 2033.

           (c) The bonds of Series 99 shall bear interest at the rate of 3.700% per annum until the principal thereof shall be paid. The bonds of Series 100 shall bear interest at the rate of 5.875% per annum until the principal thereof shall be paid.

           (d) Interest on the bonds of Series 99 and the bonds of Series 100 shall be payable semi-annually on the first day of February and the first day of August in each year, commencing August 1, 2003. January 15 and July 15 in each year are hereby established as record dates for the payment of interest payable on the next succeeding interest payment dates, respectively. The interest on each bond of Series 99 and each bond of Series 100 so payable on any interest payment date shall, subject to the exceptions provided in Section 3.01 of the Mortgage, as amended by said Supplemental Indenture dated April 1, 1967, be paid to the person in whose name such bond is registered at the close of business on the January 15 or July 15, as the case may be, next preceding such interest payment date.

           SECTION 3. EXECUTION OF BONDS OF SERIES 99 AND BONDS OF SERIES 100. The bonds of Series 99 and bonds of Series 100 shall be executed on behalf of the Company by its President or one of its Vice Presidents, manually or by facsimile signature, and shall have its corporate seal affixed thereto or a facsimile of such seal imprinted thereon, attested by its Secretary or one of its Assistant Secretaries, manually or by facsimile signature, all as may be provided by resolution of the Board of Directors of the Company. In case any officer or officers whose signature or signatures, manual or facsimile, shall appear upon any bond of Series 99 or any bond of Series 100 shall cease to be such officer or officers before such bond shall have been actually authenticated and delivered, such bond nevertheless may be issued, authenticated and delivered with the same force and effect as though the person or persons whose signature or signatures, manual or facsimile, appear thereon had not ceased to be such officer or officers of the Company.

           SECTION 4. MEDIUM AND PLACES OF PAYMENT OF PRINCIPAL OF AND INTEREST ON BONDS OF SERIES 99 AND BONDS OF SERIES 100; TRANSFERABILITY AND EXCHANGEABILITY. Both the principal of and interest on the bonds of Series 99 and the bonds of Series 100 shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and both such principal and interest shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, and such bonds shall be transferable and exchangeable, in the manner provided in Sections 3.09 and 3.10 of the Mortgage, at said office or agency. No charge shall be made by the Company to the registered owner of any bond of Series 99 or any bond of Series 100 for the transfer of such bond or for the exchange thereof for bonds of other authorized denominations, except, in the case of transfer, a charge sufficient to reimburse the Company for any stamp or other tax or governmental charge required to be paid by the Company or the Trustee.

           SECTION 5. DENOMINATIONS AND NUMBERING OF BONDS OF SERIES 99 AND BONDS OF SERIES 100. The bonds of Series 99 and bonds of Series 100 shall be issued in the denomination of $1,000 and in such multiples of $1,000 as shall from time to time hereafter be determined and authorized by the Board of Directors of the Company or by any officer or officers of the Company authorized to make such determination, the authorization of the denomination of any bond of Series 99 or any bond of Series 100 to be conclusively evidenced by the execution thereof on behalf of the Company. Bonds of Series 99 shall be numbered R-1 and consecutively upwards, and bonds of Series 100 shall be numbered R-1 and consecutively upwards.

           SECTION 6. TEMPORARY BONDS OF SERIES 99 AND BONDS OF SERIES 100. Until definitive bonds of Series 99 or definitive bonds of Series 100 are ready for delivery, there may be authenticated and issued in lieu of any thereof and subject to all of the provisions, limitations and conditions set forth in
Section 3.11 of the Mortgage, temporary registered bonds without coupons of Series 99 or temporary registered bonds without coupons of Series 100.

           SECTION 7. REDEMPTION OF BONDS OF SERIES 99 AND BONDS OF SERIES 100.
(a) The bonds of Series 99 shall be redeemable, at the option of the Company, as a whole or in part, at any time upon notice sent by the Company through the mail, postage prepaid, at least thirty (30) days and not more than forty-five
(45) days prior to the date fixed for redemption, to the registered holder of each bond to be redeemed in whole or in part, addressed to such holder at his address appearing upon the registration books, at a redemption price equal to the greater of

                      (1) 100% of the principal amount of the bonds of Series 99 to be redeemed, plus accrued interest to the redemption date, or

                      (2) as determined by the Quotation Agent (as hereinafter defined), the sum of the present values of the remaining scheduled payments of principal and interest on the bonds of Series 99 to be redeemed (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as hereinafter defined) plus fifteen (15) basis points, plus accrued interest to the redemption date.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the bonds of Series 99 or portions of the bonds of Series 99 called for redemption.

           (b) The bonds of Series 100 shall be redeemable, at the option of the Company, as a whole or in part, at any time upon notice sent by the Company through the mail, postage prepaid, at least thirty (30) days and not more than forty-five (45) days prior to the date fixed for redemption, to the registered holder of each bond to be redeemed in whole or in part, addressed to such holder at his address appearing upon the registration books, at a redemption price equal to the greater of

                      (1) 100% of the principal amount of the bonds of Series 100 to be redeemed, plus accrued interest to the redemption date, or

                      (2) as determined by the Quotation Agent (as hereinafter defined), the sum of the present values of the remaining scheduled payments of principal and interest on the bonds of Series 100 to be redeemed (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as hereinafter defined) plus twenty-five (25) basis points, plus accrued interest to the redemption date.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the bonds of Series 100 or portions of the bonds of Series 100 called for redemption.

           (c) For purposes of the foregoing Sections 7(a) and 7(b), the following terms shall have the respective meanings set forth below:

                      "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

                      "Business Day" means any day that is not a day on which banking institutions in New York City are authorized or required by law or regulation to close.

                      "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the bonds of Series 99 or the bonds of Series 100, as applicable, that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds of Series 99 or the bonds of Series 100, as applicable.

                      "Comparable Treasury Price" means, with respect to any redemption date:

                                 (i) the average of the Reference Treasury
                      Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations; or

                                 (ii) if the Trustee obtains fewer than three
                      Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

                      "Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

                      "Reference Treasury Dealer" means (1) each of Credit Suisse First Boston and Morgan Stanley & Co. Incorporated and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), in which case the Company shall substitute another Primary Treasury Dealer; and (2) any other Primary Treasury Dealer selected by the Company.

                      "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that redemption date.

           (d) In case the Company shall desire to exercise such right to redeem and pay off all or any part of such bonds of Series 99 or bonds of Series 100 as hereinbefore provided, it shall comply with all the terms and provisions of
Article V of the Mortgage applicable thereto, and such redemption shall be made under and subject to the terms and provisions of Article V and in the manner and with the effect therein provided, but at the time or times and upon mailing of notice, all as hereinbefore set forth in this Section 7. No publication of notice of any redemption of any bonds of Series 99 or bonds of Series 100 shall be required under Section 5.03(a) of the Mortgage.

           SECTION 8. BOOK-ENTRY ONLY SYSTEM. It is intended that the bonds of Series 99 and the bonds of Series 100 be registered so as to participate in the securities depository system (the "DTC System") with The Depository Trust Company ("DTC"), as set forth herein. The bonds of Series 99 and the bonds of Series 100 shall be initially issued in the form of a fully registered bond or bonds in the name of Cede & Co., or any successor thereto, as nominee for DTC. The Company and the Trustees are authorized to execute and deliver such letters to or agreements with DTC as shall be necessary to effectuate the DTC System, including the Letter of Representations from the Company and the Trustees to DTC relating to the bonds of Series 99 and the bonds of Series 100 (the "Representation Letter"). In the event of any conflict between the terms of the Representation Letter and the Mortgage, the terms of the Mortgage shall control. DTC may exercise the rights of a bondholder only in accordance with the terms hereof applicable to the exercise of such rights.

           With respect to bonds of Series 99 and bonds of Series 100 registered in the name of DTC or its nominee, the Company and the Trustees shall have no responsibility or obligation to any broker-dealer, bank or other financial institution for which DTC holds such bonds from time to time as securities depository (each such broker-dealer, bank or other financial institution being referred to herein as a "Depository Participant") or to any person on behalf of whom such a Depository Participant holds an interest in such bonds (each such person being herein referred to as an "Indirect Participant"). Without limiting the immediately preceding sentence, the Company and the Trustees shall have no responsibility or obligation with respect to:

                      (i) the accuracy of the records of DTC, its nominee or any Depository Participant with respect to any ownership interest in the bonds of Series 99 or the bonds of Series 100,

                      (ii) the delivery to any Depository Participant or any Indirect Participant or any other person, other than a registered owner of a bond of Series 99 or a bond of Series 100, of any notice with respect to the bonds of Series 99 or the bonds of Series 100, including any notice of redemption,

                      (iii) the payment to any Depository Participant or Indirect Participant or any other person, other than a registered owner of a bond of Series 99 or a bond of Series 100, of any amount with respect to principal of, redemption premium, if any, on, or interest on, the bonds of Series 99 or the bonds of Series 100, or

                      (iv) any consent given by DTC as registered owner.

So long as certificates for the bonds of Series 99 or the bonds of Series 100 are not issued as hereinafter provided, the Company and the Trustees may treat DTC or any successor securities depository as, and deem DTC or any successor securities depository to be, the absolute owner of such bonds for all purposes whatsoever, including, without limitation, (1) the payment of principal and interest on such bonds, (2) giving notice of matters (including redemption) with respect to such bonds and (3) registering transfers with respect to such bonds. While a bond of Series 99 or a bond of Series 100 is in the DTC System, no person other than DTC or its nominee shall receive a certificate with respect to such bond.

           In the event that:

                      (a) DTC notifies the Company that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by the Company within 90 days,

                      (b) the Company determines that the beneficial owners of the bonds of Series 99 should be able to obtain certificated bonds and so notifies the Trustees in writing or

                      (c) there shall have occurred and be continuing a completed default or any event which after notice or lapse of time or both would be a completed default with respect to the bonds of Series 99, the bonds of Series 99 shall no longer be restricted to being registered in the name of DTC or its nominee. In the case of clause (a) of the preceding sentence, the Company may determine that the bonds of Series 99 shall be registered in the name of and deposited with a successor depository operating a securities depository system, as may be acceptable to the Company and the Trustees, or such depository's agent or designee, and if the Company does not appoint a successor securities depository system within 90 days, then the bonds may be registered in whatever name or names registered owners of bonds transferring or exchanging such bonds shall designate, in accordance with the provisions hereof.

           Notwithstanding any other provision of the Mortgage to the contrary, so long as any bond of Series 99 is registered in the name of DTC or its nominee, all payments with respect to principal of and interest on such bond and all notices with respect to such bond shall be made and given, respectively, in the manner provided in the Representation Letter.

           In the event that:

                      (a) DTC notifies the Company that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by the Company within 90 days,

                      (b) the Company determines that the beneficial owners of the bonds of Series 100 should be able to obtain certificated bonds and so notifies the Trustees in writing or

                      (c) there shall have occurred and be continuing a completed default or any event which after notice or lapse of time or both would be a completed default with respect to the bonds of Series 100, the bonds of Series 100 shall no longer be restricted to being registered in the name of DTC or its nominee. In the case of clause (a) of the preceding sentence, the Company may determine that the bonds of Series 100 shall be registered in the name of and deposited with a successor depository operating a securities depository system, as may be acceptable to the Company and the Trustees, or such depository's agent or designee, and if the Company does not appoint a successor securities depository system within 90 days, then the bonds may be registered in whatever name or names registered owners of bonds transferring or exchanging such bonds shall designate, in accordance with the provisions hereof.

           Notwithstanding any other provision of the Mortgage to the contrary, so long as any bond of Series 100 is registered in the name of DTC or its nominee, all payments with respect to principal of and interest on such bond and all notices with respect to such bond shall be made and given, respectively, in the manner provided in the Representation Letter.

           SECTION 9. LEGENDS. So long as the bonds of Series 99 are held by DTC, such bonds of Series 99 shall, and so long as the bonds of Series 100 are held by DTC, such bonds of Series 100 shall, in each case, bear the following legend:

                     Unless this bond is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any bond issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by a person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

           SECTION 10. CONFIRMATION OF LIEN. The Company, for the equal and proportionate benefit and security of the holders of all bonds at any time issued under the Mortgage, hereby confirms the lien of the Mortgage upon, and hereby grants, bargains, sells, transfers, assigns, pledges, mortgages, warrants and conveys unto the Trustees, all property of the Company and all property hereafter acquired by the Company, other than (in each case) property which, by virtue of any of the provisions of the Mortgage, is excluded from such lien, and hereby confirms the title of the Trustees (as set forth in the Mortgage) in and to all such property. Without in any way limiting or restricting the generality of the foregoing, there is specifically included within the confirmation of lien and title hereinabove expressed the property of the Company legally described on Exhibit A attached hereto and made a part hereof.

           SECTION 11. MISCELLANEOUS. The terms and conditions of this Supplemental Indenture shall be deemed to be a part of the terms and conditions of the Mortgage for any and all purposes. The Mortgage, as supplemented by said indentures supplemental thereto dated subsequent to August 1, 1944 and referred to in the recitals of this Supplemental Indenture, and as further supplemented by this Supplemental Indenture, is in all respects hereby ratified and confirmed.

           This Supplemental Indenture shall bind and, subject to the provisions of Article XIV of the Mortgage, inure to the benefit of the respective successors and assigns of the parties hereto.

           Although this Supplemental Indenture is dated as of January 13, 2003, it shall be effective only from and after the actual time of its execution and delivery by the Company and the Trustees on the date indicated by their respective acknowledgments hereto annexed.

           This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

           IN WITNESS WHEREOF, Commonwealth Edison Company has caused this Supplemental Indenture to be executed in its name by its Vice President and Treasurer, and attested by one of its Assistant Secretaries, and BNY Midwest Trust Company, as Trustee under the Mortgage, has caused this Supplemental Indenture to be executed in its name by one of its Vice Presidents, and attested by one of its Assistant Vice Presidents, and D. G. Donovan, as Co-Trustee under the Mortgage, has hereunto affixed his signature, all as of the day and year first above written.


                                             COMMONWEALTH EDISON COMPANY


                                             By    /s/ J. Barry Mitchell
                                                   J. Barry Mitchell
                                                   Vice President and Treasurer

ATTEST:

           /s/ Scott N. Peters
           Scott N. Peters
           Assistant Secretary

                                             BNY MIDWEST TRUST COMPANY


                                             By    /s/ J.  Bartolini
                                                   J. Bartolini
                                                   Vice President



ATTEST:

           /s/ M. Callahan
           M. Callahan
           Assistant Vice President

                                             /s/ D. G. Donovan
                                             D. G. DONOVAN

STATE OF ILLINOIS    )
                                          ) SS.
COUNTY OF COOK       )



           I, MARY L. KWILOS, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that J. Barry Mitchell, Vice President and Treasurer of Commonwealth Edison Company, an Illinois corporation, one of the parties described in and which executed the foregoing instrument, and Scott N. Peters, an Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Treasurer and Assistant Secretary, respectively, and who are both personally known to me to be Vice President and Treasurer and an Assistant Secretary respectively, of said corporation, appeared before me this day in person and severally acknowledged that they signed, executed and delivered said instrument as their free and voluntary act as such Vice President and Treasurer and Assistant Secretary, respectively, of said corporation, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

           GIVEN under my hand and notarial seal this 13th day of January, A.D. 2003.





                                            /s/ Mary L. Kwilos
                                            Mary L. Kwilos
                                            Notary Public

(NOTARIAL SEAL)


My Commission expires October 26, 2005.

STATE OF ILLINOIS    )
                                          ) SS.
COUNTY OF COOK       )


I, L. GARCIA, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that J. Bartolini, a Vice President of BNY Midwest Trust Company, an Illinois trust company, one of the parties described in and which executed the foregoing instrument, and M. Callahan, an Assistant Vice President of said trust company, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Assistant Vice President, respectively, and who are both personally known to me to be a Vice President and an Assistant Vice President, respectively, of said trust company, appeared before me this day in person and severally acknowledged that they signed, executed and delivered said instrument as their free and voluntary act as such Vice President and Assistant Vice President, respectively, of said trust company, and as the free and voluntary act of said trust company, for the uses and purposes therein set forth.

           GIVEN under my hand and notarial seal this 13th day of January, A.D. 2003.




                                                   /s/ L. Garcia
                                                   L. Garcia
                                                   Notary Public

(NOTARIAL SEAL)


My Commission expires July 8, 2006.

STATE OF ILLINOIS    )
                                          ) SS.
COUNTY OF COOK       )




I, L. GARCIA, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that D. G. DONOVAN, one of the parties described in and which executed the foregoing instrument, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed, executed and delivered said instrument as his free and voluntary act for the uses and purposes therein set forth.

           GIVEN under my hand and notarial seal this 13th day of January, A.D. 2003.





                                                        /s/ L. Garcia
                                                        L. Garcia
                                                        Notary Public

(NOTARIAL SEAL)


My Commission expires July 8, 2006.